Exhibit A(2)






                               UMICO HOLDINGS INC.






                                     BY-LAWS


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                                    ARTICLE I
                                    ---------

                                  Shareholders
                                  ------------

      Section 1. Annual Meeting. A meeting of shareholders of the Corporation shall be held annually at the principal office of the Corporation in the State of New York, or at such place within or without the State of New York, at such time or on such date, as may from time to time be fixed by the Board of Directors, for the election of directors and the transaction of such other business as may properly come before the meeting.

      Section 2. Special Meetings. Special meetings of shareholders of the Corporation may be called by the Board of Directors, the Chairman or the President, and shall be called by the Secretary upon the written demand of shareholders of record holding at least a majority in number of the issued and outstanding shares of the Corporation entitled to vote at such meeting, which call or demand shall set forth the purpose or purposes for which the meeting is called or demanded. Special meetings shall be held at the principal office of the Corporation in the State of New York, or at such other place within or without the State of New York as may be fixed by the Board of Directors. Special meetings shall be held at such time and on such date as shall be specified in the call thereof, but not more than 90 days from the date of the call thereof or the date of such written demand. At any special meeting, only such business may be transacted which is related to the purpose or purposes set forth in the notice of such special meeting. Any special meeting for the election of directors pursuant to Section 603(a) of the Business Corporation Law (the "BCL") shall be held at the principal office of the Corporation.

      Section 3. Record Date. The Board of Directors may fix, in advance, a date, which date shall not be more than 60 nor less than ten days before the date of any meeting of shareholders nor more than 60 days prior to any other action, as the record date for the purpose of determining the shareholders entitled to notice of or to vote at any meeting of shareholders or any adjournment thereof, or to express consent to or dissent from any proposal without a meeting, or for the purpose of determining shareholders entitled to receive payment of any dividend or the allotment of any rights, or for the purpose of any other action. When a determination of shareholders of record entitled to notice of or to vote at any meeting of shareholders has been made as provided herein, such determination shall apply to any adjournment thereof, unless the Board of Directors fixes a new record date for the adjourned meeting.

      Section 4. Notice of Meetings. Notice of each meeting of shareholders stating the place, date and hour thereof and, unless it is an annual meeting, the purpose or purposes for which the meeting is called and that it is being issued by or at the direction of the person or persons calling the meeting, shall be

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given not fewer than ten nor more than 60 days before the date of such  meeting, to each shareholder entitled to vote at such meeting; provided, however, if such notice is given by third class mail, such notice shall be given not fewer than 24 days before the date of such meeting. Notice may be written or electronic. If mailed, such notice is given when deposited in the United States mail, with postage thereon prepaid, directed to the shareholder at his or her address as it appears on the record of shareholders or, if he or she shall have filed with the Secretary a request that notices to him or her be mailed to some other address,
then   directed  to  him  or  her  at  such  other   address.   If   transmitted
electronically, such notice is given when directed to the shareholder's electronic mail address as supplied by the shareholder to the Secretary or as otherwise directed pursuant to the shareholder's authorization or instructions. If, at any meeting, action is proposed to be taken which would, if taken, entitle shareholders fulfilling the requirements of Section 623 of the BCL to receive payment for their shares, the notice of such meeting shall include a statement of that purpose and to that effect and shall be accompanied by a copy of Section 623 or an outline of its material terms.

      Section 5. Waiver of Notice. Notice of any meeting of shareholders need not be given to any shareholder who submits a signed waiver of notice whether before or after the meeting. Waiver of notice may be written or electronic. The attendance of any shareholder at a meeting, in person or by proxy, without protesting prior to the conclusion of the meeting the lack of notice of such meeting, shall constitute a waiver of notice by such shareholder.

      Section 6. Adjournment. When any meeting of shareholders is adjourned to another time or place, it shall not be necessary to give any notice of the adjourned meeting if the time and place to which the meeting is adjourned are announced at the meeting at which the adjournment is taken, and at the adjourned meeting any business may be transacted that might have been transacted on the original date of the meeting. However, if after such adjournment the Board of Directors fixes a new record date for the adjourned meeting, a notice of the adjourned meeting shall be given to each shareholder of record on the new record date entitled to vote at such meeting.

      Section 7. Quorum. The holders of a majority of the shares entitled to vote at any meeting of shareholders shall constitute a quorum thereat for the transaction of any business, except as otherwise provided in Section 603(b) of the BCL. When a quorum is once present to organize a meeting, it is not broken by the subsequent withdrawal of any shareholders. The shareholders present may adjourn a meeting despite the absence of a quorum.

      Section 8. Proxies. Every shareholder entitled to vote at a meeting of shareholders or to express consent or dissent without a meeting may authorize another person or persons to act for him or her by proxy. No proxy shall be valid after the expiration of eleven months from the date thereof unless

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otherwise  provided in the proxy. Every proxy shall be revocable at the pleasure of the shareholder executing it, except as otherwise provided in Section 609 of the BCL.

      Section 9. Voting. Every shareholder of record shall be entitled at every meeting of shareholders to one vote for every share standing in his or her name on the record of shareholders. Directors shall, except as otherwise required by law, be elected by a plurality of the votes cast at a meeting of shareholders by the holders of shares entitled to vote in such election. Whenever any corporate action, other than the election of directors, is to be taken by vote of the shareholders, it shall, except as otherwise required by law, be authorized by a majority of the votes cast in favor of or against such action at a meeting of shareholders by the holders of shares entitled to vote thereon. An abstention shall not constitute a vote cast. Shares standing in the name of another domestic or foreign corporation of any type or kind may be voted by any officer thereof.

      Section 10. Action Without a Meeting. Any action required or permitted to be taken by shareholders by vote may be taken without a meeting on written consent, setting forth the action so taken, signed by the holders of outstanding shares having not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting at which all shares entitled to vote thereon were present and voted.

      Section 11. Inspectors. The Board of Directors may appoint one or more inspectors, and one or more alternate inspectors to replace any inspector who fails to act, to act at a meeting of shareholders or any adjournment thereof and make a written report thereof. If no inspector or alternate has been appointed, or if such persons are unable to act, the person presiding at the meeting may appoint one or more inspectors to act at the meeting.

      Section 12. Conduct of Meetings. The Chairman, or in his or her absence the President, or such other person as the Board of Directors shall designate, shall preside at and conduct every meeting of shareholders, shall establish the order of business to be conducted, shall establish the procedures and requirements for the nomination of directors, and shall establish the procedures with respect to the making of shareholder proposals. The person presiding at a meeting shall have the power to adjourn the meeting, but not over the objection of a majority of the votes cast at the meeting by the holders of shares entitled to vote thereat. The powers of the person presiding at a meeting shall be exercised in a fair and even-handed manner.

                                   ARTICLE II
                                   ----------

                                    Directors
                                    ---------

       Section 1. Number of Directors. The number of directors constituting the entire Board of Directors shall be thirteen, or such other number as the shareholders or a majority of the entire 4


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Board of Directors  may from time to time  determine.  For the purposes of these
By-Laws, the `entire Board of Directors' means the total number of directors which the Corporation would have if there were no vacancies.

       Section 2. Qualifications. Directors need not be shareholders of the Corporation. Each of the directors shall be at least eighteen years of age


      Section 3. Election and Term of Office. At each annual meeting of shareholders, directors shall be elected to hold office until the next annual meeting of shareholders. Each director shall hold office until the expiration of such term, and until his or her successor has been elected and qualified, unless he or she sooner dies, resigns or is removed.

      Section 4. Removal; Resignation. Any or all of the directors may be removed for cause or without cause by vote of the shareholders, and any of the directors may be removed for cause by action of the Board of Directors, in accordance with Section 706(a) of the BCL. Any director may resign at any time, such resignation to be made in writing and to take effect immediately or on any future date stated in such writing, without acceptance by the Corporation.

      Section 5. Vacancies. Newly created directorships resulting from an increase in the number of directors and vacancies occurring in the Board of Directors for any reason (including the removal of directors without cause) may be filled by vote of the Board of Directors. If the number of directors then in office is less than a quorum, such newly created directorships or vacancies may be filled by vote of a majority of the directors then in office. Any vacancies occurring in the Board of Directors by reason of the removal of directors without cause may be filled only by vote of the shareholders. A director elected to fill a vacancy shall hold office until the next meeting of shareholders at which the election of directors is in the regular order of business, and until his or her successor has been elected and qualified, unless he or she shall sooner die, resign or be removed.

      Section 6. Meetings. A meeting of the Board of Directors shall be held for the election of officers and for the transaction of such other business as may properly come before such meeting as soon as practicable after the annual meeting of shareholders. Other regular meetings of the Board of Directors may be held at such times as the Board of Directors may from time to time determine. Special meetings of the Board of Directors may be called at any time by the Chairman, the President or by a majority of the directors then in office. Meetings of the Board of Directors shall be held at the principal office of the Corporation in the State of New York, or at such other place within or without the State of New York as may from time to time be fixed by the Board of Directors.

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      Section 7. Notice of Meetings; Adjournment.  Regular meetings of the Board of Directors may be held without notice if the time and place of such meetings are fixed by the Board of Directors. Notice of each regular meeting the time and place of which has not been fixed by the Board of Directors, and of each special meeting of the Board of Directors, specifying the place, date and time thereof, shall be given personally, by mail, by electronic mail or by facsimile to each director at his or her address as such address appears upon the books of the Corporation at least two business days (Saturdays, Sundays and legal holidays not being considered business days for the purpose of these By-Laws) before the date of such meeting. Notice of a meeting need not be given to any director who submits a signed waiver of notice, whether before or after the meeting, or who attends the meeting without protesting, prior thereto or at its commencement, the lack of notice to him or her. A notice, or waiver of notice, need not state the purpose of the meeting. A majority of the directors present, whether or not a quorum is present, may adjourn any meeting to another time and place. Notice of any adjournment of a meeting of the Board of Directors to another time or place shall be given to the directors who were not present at the time of the adjournment and, unless such time and place are announced at the meeting, to the other directors.

      Section 8. Quorum; Voting. At any meeting of the Board of Directors, a majority of the entire Board of Directors shall constitute a quorum for the transaction of business or of any specified item of business. Except as otherwise required by law, the vote of a majority of the directors present at the time of the vote, if a quorum is present at such time, shall be the act of the Board of Directors.

      Section 9. Action by Conference Call. Any one or more members of the Board of Directors or any committee thereof may participate in a meeting of the Board of Directors or such committee by means of a conference telephone or similar communications equipment allowing all persons participating in the meeting to hear each other at the same time. Participation by such means shall constitute presence in person at a meeting.

      Section 10. Action Without a Meeting. Any action required or permitted to be taken by the Board of Directors or any committee thereof may be taken without a meeting if all members of the Board of Directors or such committee consent in writing to the adoption of a resolution authorizing the action. The resolution and the written consents thereto by the members of the Board of Directors or such committee shall be filed with the minutes of the proceedings of the Board of Directors or such committee.

      Section 11. Committees. The Board of Directors, by resolution adopted by a majority of the entire Board of Directors, may designate from among its members an Executive Committee and other committees, each consisting of one or more directors. Each such committee, to the extent provided in such resolution, shall have all the authority of the Board of

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Directors,  except  that  no  such  committee  shall  have  authority  as to the following matters: (a) the submission to shareholders of any action that needs shareholders' approval pursuant to law, (b) the filling of vacancies in the Board of Directors or in any committee, (c) the fixing of the compensation of the directors for serving on the Board of Directors or on any committee, (d) the amendment or repeal of these By-Laws, or the adoption of new By-Laws, or (e) the amendment or repeal of any resolution of the Board of Directors which by its terms shall not be so amendable or repealable. The Board of Directors may designate one or more directors as alternate members of any such committee, who may replace any absent or disqualified member or members at any meeting of such committee. Each such committee shall serve at the pleasure of the Board of Directors.

      Section 12. Director Compensation. The Board of Directors shall have authority to fix the compensation of directors for services in any capacity.


                                   ARTICLE III
                                   -----------

                                    Officers
                                    --------

      Section 1. Election; Qualifications. As soon as practicable after each annual meeting of shareholders, the Board of Directors shall elect or appoint a Chairman, a President, one or more Vice-Presidents, a Secretary and a Treasurer, and may elect or appoint at such time and from time to time such other officers as it may determine. Any two or more offices may be held by the same person.

      Section 2. Term of Office; Vacancies. All officers shall be elected or appointed to hold office until the meeting of the Board of Directors following the next annual meeting of shareholders. Each officer shall hold office for such term, and until his or her successor has been elected or appointed and qualified, unless he or she shall earlier die, resign or be removed. Any vacancy occurring in any office, whether because of death, resignation or removal or any other reason, shall be filled by the Board of Directors.

      Section 3. Removal; Resignation. Any officer may be removed by the Board of Directors with or without cause. Any officer may resign his or her office at any time, such resignation to be made in writing and to take effect immediately or on any future date stated in such writing, without acceptance by the Corporation.

      Section 4. Powers and Duties of the Chairman. The Chairman shall preside at all meetings of shareholders and the Board of Directors.

      Section 5. Powers and Duties of the President. The President shall be the chief executive, operating and administrative officer of the Corporation and shall have general

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charge and supervision of its business, affairs,  administration and operations.
The President shall from time to time make such reports concerning the Corporation as the Board of Directors may direct. The President shall have such other powers and shall perform such other duties as may from time to time be assigned to him or her by the Board of Directors. In the absence of the Chairman, the President shall preside at all meetings of shareholders and the Board of Directors. The President shall have the power to vote all of the shares of any company which may be owned by the Corporation, including the shares of the Corporation's subsidiary, Utilities Mutual Insurance Company.

      Section 6. Powers and Duties of the Vice-Presidents. Each of the Vice-Presidents shall have such powers and shall perform such duties as may from time to time be assigned to him or her by the President.

      Section 7. Powers and Duties of the Secretary. The Secretary shall record and keep the minutes of all meetings of shareholders and the Board of Directors. The Secretary shall attend to the giving and serving of all notices by the Corporation. The Secretary shall be the custodian of, and shall make or cause to be made the proper entries in, the minute book of the Corporation and such books and records as the Board of Directors and or the President may direct. The Secretary shall be the custodian of the seal of the Corporation and shall affix or cause to be affixed such seal to such contracts, instruments and other documents as the President or the Board of Directors may direct. The Secretary shall have such other powers and shall perform such other duties as may from time to time be assigned to him or her by the President.

      Section 8. Powers and Duties of the Treasurer. The Treasurer shall be the custodian of all funds and securities of the Corporation. Whenever required by the President or the Board of Directors, the Treasurer shall render a statement of the Corporation's cash and other accounts, and shall cause to be entered regularly in the proper books and records of the Corporation to be kept for such purpose full and accurate accounts of the Corporation's receipts and disbursements. The Treasurer shall at all reasonable times exhibit the Corporation's books and accounts to any director of the Corporation upon application at the principal office of the Corporation during business hours. The Treasurer shall have such other powers and shall perform such other duties as may from time to time be assigned to him or her by the President or the Board of Directors.

      Section 9. Delegation. In the event of the absence of any officer of the Corporation or for any other reason that the Board of Directors may deem sufficient, the Board of Directors may at any time and from time to time delegate all or any part of the powers or duties of any officer to any other officer or to any other person, including any director.

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                                   ARTICLE IV
                                   ----------

                             Execution of Documents
                             ----------------------

      All contracts, instruments, agreements, bills payable, notes, checks, drafts, warrants or other obligations of the Corporation shall be made in the name of the Corporation and shall be signed by the President and/or such other officer or officers as the Board of Directors may from time to time designate.

                                    ARTICLE V
                                    ---------

                                      Seal
                                      ----

      The seal of the Corporation shall contain the name of the Corporation, the words "Corporate Seal", the year of its organization and the words "New York".

                                   ARTICLE VI
                                   ----------

                                 Indemnification
                                 ---------------

      The Corporation shall indemnify and advance the expenses of each person to the full extent permitted, and in the manner provided, by the BCL, as the same now exists or may hereafter be amended. The Corporation may also provide for indemnification and advancement of expenses to any director or officer to the extent provided in a resolution of shareholders, resolution of directors or an agreement providing for such indemnification.

                                   ARTICLE VII
                                   -----------

                                   Fiscal Year
                                   -----------

      The fiscal year of the Corporation shall end on December 31 of each year or on such other date as shall be determined by the Board of Directors.

                                  ARTICLE VIII
                                  ------------

                              Amendment of By-Laws
                              --------------------

      These By-Laws may be amended or repealed, and any new By-Law may be adopted, by a majority of the votes cast by the shares at the time entitled to vote in the election of any directors or by a majority of the entire Board of Directors, but any By-Law adopted by the Board of Directors may be amended or repealed by the shareholders entitled to vote thereon as herein provided.

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